                                                                    Exhibit 23.2

PRICEWATERHOUSECOOPERS LOGO

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-1-14379) of our report dated May 18, 1998, on our audits of the financial statements and financial statement schedule of Convergys Corporation. We also consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 19, 1998, on our audits of the CBIS Retirement and Savings Plan and of our report dated June 12, 1998 on our audits of the MATRIXX Marketing, Inc. Profit Sharing 401(k) Plan.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
December 23, 1998